UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                         Date of Report: March 27, 2002
                        (Date of Earliest Event Reported)



                            PENN VIRGINIA CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



          Virginia                          0-753                23-1184320
(State or Other Jurisdiction of    (Commission File Number)     (IRS Employer
       Incorporation)                                        Identification No.)



          One Radnor Corporate Center, Suite 200,
         100 Matsonford Road, Radnor, Pennsylvania                19087
         (Address of Principal Executive Offices)              (Zip Code)



       Registrant's telephone number, including area code: (610) 687-8900



                                 Not Applicable
              (Former Name, Former Address, and Former Fiscal Year,
                         If Changed Since Last Report)
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Item 5.  Other Events.

         On March 27, 2002, after receiving the advice of its legal and financial advisors, and in accordance with its good faith business judgment of the best interests of the corporation, the Board of Directors of Penn Virginia Corporation, a Virginia corporation (the "Company"), approved (1) Amendment No. 1 (the "Rights Plan Amendment") to the Rights Agreement, dated February 11, 1998, by and between the Company and American Stock Transfer & Trust Company (the "Rights Plan"), and (2) the amendment and restatement of the Company's Bylaws (the "Amendment and Restatement"). Copies of the Rights Plan Amendment and the Company's Amended and Restated Bylaws are filed as exhibits hereto and are incorporated herein by reference. The principal substantive changes to the Rights Plan and the Company's Bylaws affected by the Rights Plan Amendment and the Amendment and Restatement, respectively, are summarized below. Capitalized terms not otherwise defined herein shall have the meanings given in the Rights Plan, the Rights Plan Amendment or the Amendment and Restatement, as applicable.

Rights Plan Amendment
---------------------

         The principal substantive changes to the Rights Plan affected by the Rights Plan Amendment were to:

o Add provisions permitting the Board of Directors to declare a person to be an "Adverse Person." In general, the Board of Directors may declare any Person to be an Adverse Person if it determines (i) that such Person, alone or together with its Affiliates and Associates, has become the Beneficial Owner of 10% or more of the Company's Common Stock, and (ii) in accordance with its good faith business judgment of the best interests of the Company, that such Person's ownership in the Company (a) is intended to or is reasonably likely to cause the Company to repurchase the Common Stock owned by such Person or cause pressure on the Company to take action that would provide such Person with short-term gain to the detriment of the long-term interests of the Company or (b) is causing or reasonably likely to cause a material adverse impact on the business, financial position or prospects of the Company or any other entity in which the Company has a substantial economic interest.

o Eliminate provisions permitting the Board of Directors to redeem the Rights, or to amend the Rights Plan to extend the time before which Rights become exercisable, once a person has become an Acquiring Person. With certain exceptions described in the Rights Agreement, a Person or group becomes an Acquiring Person when such Person or group acquires or obtains the right to acquire beneficial ownership of 15% or more of the then-outstanding shares of the Common Stock, or 10% or more of such shares if the Company's Board of Directors has declared the Person to be an Adverse Person.

o Specifically provide, in accordance with Section 13.1-646 of the Virginia Stock Corporation Act (the "VSCA"), that any action or determination by the Board of Directors with respect to the issuance, terms, conditions or redemption of the Rights shall be subject to


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

         Virginia's statutory standard of director conduct (which is set forth in VSCA Section 13.1-690), and shall be valid if taken or determined in accordance therewith. Virginia's statutory standard of conduct provides that directors must discharge their duties in accordance with their good faith business judgment of the best interests of the corporation. In adopting this standard, the Virginia legislature specifically rejected the alternative of a "reasonable person" or "prudent person" standard. The Supreme Court of Virginia and the U.S. Court of Appeals for the Fourth Circuit have held that compliance with Virginia's statutory standard of conduct is measured by the director's resort to an informed decision-making process, rather than the court's view of the merits of the action taken.

Bylaw Amendments
----------------

         The principal substantive change to the Bylaws affected by the Amendment and Restatement was to "opt-out" of Article 14.1 of the VSCA, which relates to "control share acquisitions." Control share acquisitions are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a Virginia public corporation to meet or exceed certain threshold percentages (20%, 33-1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless (1) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee-director of the corporation, or (2) the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of the corporation's shares. The statute would have permitted an acquiring person, under certain circumstances, to require that the Company call a special meeting of the shareholders to consider the grant of voting rights to the shares acquired in the control share acquisition. The VSCA specifically permits the Board of Directors to adopt the bylaw included in the Amendment and Restatement providing that the control share provisions of Virginia law do not apply to the Company.

         The Company remains subject to the provisions of the VSCA governing "Affiliated Transactions." These provisions, with several exceptions discussed below, impose special approval requirements on certain transactions between a Virginia corporation and any holder of more than 10% of any class of its outstanding voting shares (an "Interested Shareholder"). Affiliated Transactions subject to the special approval requirements include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder and any reclassification, including reverse stock split, recapitalization or merger of the corporation with its subsidiaries, that increases the percentage of voting shares owned beneficially by an Interested Shareholder by more than 5%.

         For three years following the time that an Interested Shareholder becomes an owner of 10% of the outstanding voting shares, a Virginia corporation cannot engage in an Affiliated Transaction with such Interested Shareholder without approval of two-thirds of the voting shares other than those shares beneficially owned by the Interested Shareholder and majority approval of the
                                                 ---
"Disinterested Directors." A Disinterested Director means, with respect to a particular Interested Shareholder, a member of the corporation's Board of Directors who was (1) a member on the date on which an Interested Shareholder became an Interested Shareholder and (2) recommended for election by, or was


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

elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the Board. After the expiration of the three-year period, the statute requires approval of the proposed Affiliated Transaction by two-thirds of the voting shares other than those beneficially owned by the Interested Shareholder.

         The principal exceptions to the special voting requirement apply to transactions proposed after the three-year period has expired and require either
                      -----
that the transaction be approved by a majority of the corporation's Disinterested Directors or that the transaction satisfy the fair-price requirement of the statute. In general, the fair-price requirement provides that in a two-step acquisition transaction, the Interested Shareholder must pay the shareholders in the second step either the same amount of cash or the same amount and type of consideration paid to acquire the Virginia corporation's shares in the first step.

         The Affiliated Transaction statute does not include an exception from the special approval requirements (such as that found in the analogous Delaware statute) for Interested Shareholders who acquire a certain percentage of the Common Stock in the transaction that resulted in the person becoming an Interested Shareholder.

         None of the foregoing limitations and special approval requirements under the Affiliated Transactions Statute applies to a transaction with an Interested Shareholder whose acquisition of shares making such person an Interested Shareholder was approved in advance by a majority of the Virginia corporation's Disinterested Directors.


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

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

         3.1 Amended and Restated Bylaws of Penn Virginia Corporation, dated March 27, 2002.

         4.1 Amendment No. 1 to Rights Agreement, dated March 27, 2002, by and between Penn Virginia Corporation and American Stock Transfer & Trust Corporation.



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

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date:  March 28, 2002               PENN VIRGINIA CORPORATION

                                By:  /s/ Nancy M. Snyder
                                    ----------------------------------
                                    Name:  Nancy M. Snyder
                                    Title: Vice President, General Counsel
                                           and Corporate Secretary



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

                                  EXHIBIT INDEX


Exhibit No.                Description of Exhibit

3.1 Amended and Restated Bylaws of Penn Virginia Corporation, dated March 27, 2002.

4.1 Amendment No. 1 to Rights Agreement, dated March 27, 2002, by and between Penn Virginia Corporation and American Stock Transfer & Trust Corporation.






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